EXHIBIT 10.28

                              AFFILIATES AGREEMENT
                          (AS AMENDED MARCH 23, 1994)

     The AGREEMENT, dated as of August 31, 1992 and amended as of March 23, 1994 (the "Agreement"), by and among _________________ (a "Management Shareholder"), Natural Gas Partners, L.P., a Delaware limited partnership (the "Purchaser"), OEDC Partners, L.P., a Texas limited partnership and OEDC, Inc., a Texas corporation.

                                  WITNESSETH:

     WHEREAS, the Management Shareholder is a shareholder of Offshore Energy Development Corporation, a Texas corporation, and a shareholder and an employee of OEDC, Inc., a Texas corporation and the general partner (the "General Partner") of OEDC Partners, L.P., a Texas limited partnership (the "Partnership"), or an employee of an entity contractually obligated to provide administrative and professional services to the General Partner.

     WHEREAS, the Purchaser on even date therewith has purchased certain units of limited partnership interests in the Partnership and shares of stock issued by the General Partner, and has been induced to make such purchases, in part, by the willingness of Management Shareholder to enter into this Agreement, and

     WHEREAS, Management Shareholder will benefit as a shareholder of the Company (as hereinafter defined) from the purchases of units and shares of stock, and the Purchaser's investment in the Partnership resulting thereby.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and contemplated and subject to the terms and conditions herein contained and contemplated, the parties hereto agree as follows:

                                   SECTION I

                          SHARE TRANSFER RESTRICTIONS

     1. TRANSFER RESTRICTIONS

     (a) GENERAL RESTRICTION ON TRANSFER. The management Shareholder will not Transfer any interest in any Shareholder Shares except in accordance with and pursuant to this paragraph 1.

     (b) PERMITTED TRANSFERS EXCLUDED FROM RESTRICTIONS. The Management Shareholder may transfer his Shareholder Shares:

          (i) to any of the following: (A) his spouse, parents, siblings or descendants; (B) to any trust for the benefit of the Management Shareholder, his spouse, parents, siblings or descendants; (C) for estate planning or testamentary purposes; or (D) to any other shareholder of OEDC, Inc. who is party to an agreement with provisions substantially the same as those in this section I; provided that, after any such Transfer the Management Shareholder shall continue to hold at lease 51% of the Shareholder Shares held by the Management Shareholder on the date hereof:

          (ii) to any Person to the extent such Transfer is approved in writing by the Purchaser.

     (c) Management Shareholder and/or his spouse or descendants shall continue to own at least ___% of the shares of Offshore Energy Development Corporation owned by them collectively as of August 31, 1992.

     2. LEGEND. Each certificate evidencing Shareholder Shares and each certificate issued in exchange for or upon the transfer or any Shareholder Shares (if such shares remain Shareholder Shares as defined herein upon such transfer) will be stamped or otherwise imprinted with a legend in substantially the following form:

          "Transfers of the securities represented by this certificate are restricted pursuant to the terms of the Affiliates Agreement dated as of August 31, 1992 among the corporation and certain stockholders of the corporation or its affiliates. A copy of such agreement will be furnished without charge by the corporation to the holder hereof upon written request."

The Management Shareholder will cause the Company to imprint such legends on certificates evidencing Shareholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Shareholder Shares pursuant to paragraph 4 hereof.

     3. TRANSFEREES. Prior to any Permitted Transfer of Shareholder Shares and as a condition precedent to the effectiveness of any such Permitted Transfer, the management Shareholder will cause such transferee to execute and deliver to the Company and the Purchaser a counterpart of this Agreement.

     4. DEFINITIONS. For the purposes of this Agreement, in addition to those terms defined in the recitals the following terms have the meanings set forth below:

          "COMPANY: shall mean OEDC, Inc., a Texas corporation.

          "OEDC PARTIES" shall have the meaning set forth for such term in the Agreement dated as of August 31, 1992 pertaining to Purchaser's purchase of the Partnership units and the Class A Common Stock of OEDC, Inc.

          "PERMITTED TRANSFERS" shall mean any transfer of Shareholder Shares by the management Shareholder pursuant to paragraph 1 of this Section I.

          "PURCHASER" Natural Gas Partners, L.P., a Delaware limited partnership.

          "PUBLIC MARKET" shall mean the trading of OEDC, Inc.'s common stock on any national securities exchange or the quotation of such securities on the NASDAQ national Market System or any other recognized domestic over-the-counter market.

          "SHAREHOLDER SHARES" means all shares of common stock or of any other class or series of voting stock in the Company which are now owned or hereafter acquired by the Management Shareholder together with any other equity securities, rights, options or warrants issued or issuable directly or indirectly with respect to such stock. As to any particular shares constituting Shareholder Shares, such shares will cease to be Shareholder Shares when they have been transferred in a Permitted Transfer.

          "TRANSFER" shall mean any sale, assignment, pledge or other disposition of any interest in Shareholder Shares.

     5. TERMINATION. The provisions of this Section I will terminate upon the earlier of (i) the date upon which the Purchaser and its assigns own less than 5% of OEDC, Inc.'s outstanding voting securities; (ii) at the end of the first month in which a Public Market exists for any of OEDC, Inc.'s common stock; or
(iii) the tenth anniversary of the date hereof.

                                   SECTION II

                  RESTRICTION ON ACTIVITIES DURING EMPLOYMENT

     1. For so long as and during the term of employment of Management Shareholder by any of the OEDC Parties or by any other entity under contract to perform, directly or indirectly, any administrative, professional or consulting services to any of the OEDC Parties or to any Affiliate thereof, Management Shareholder's activities in or related to the discovery, exploration, development, gathering, transportation or storage of oil and gas reserves shall be engaged in solely on behalf of the OEDC Parties and at no time during the period of such employment shall Management Shareholder devote more than a nominal percent of his work efforts (not to exceed 10 percent) to any other commercial activities. The restriction on activities set forth in this Section II shall be of no further force or effect upon the termination of employment of the Management Shareholder in any capacity as set forth in the first sentence hereof.


                                  SECTION III

          POST EMPLOYMENT RESTRICTIONS ON ACTIVITIES, CONFIDENTIALITY

     1. After the termination of employment of the Management Shareholder for any reason (including, without limitation, a resignation), the management Shareholder shall not promote, participate in the development of, pursue financing for, or consult or work in any capacity for which compensation is received on any prospect, lease, farmin, farmout, project, venture or business opportunity (a "Business Opportunity") in which any of the OEDC Parties has an economic interest, or, for the period of one year following such Management Shareholder's termination, which any of the OEDC Parties is evaluating for investment or otherwise. Management Shareholder recognizes that each such Business Opportunity constitutes a corporate opportunity or partnership opportunity to the OEDC Parties and acknowledges his continuing fiduciary duty to the OEDC Parties, as the case may be, with respect thereto.

      2. In the course of his employment, Management Shareholder has received and will receive information relating to the business, operations and prospects of the OEDC Parties (all such information, whether written, oral or in other media, quantitative, statistical or in other formats, or a proprietary or confidential nature, including trade secrets, patent or trademark information, geological, geophysical or reserve data or information, product or materials specification, marketing, customer, supplier or personnel information, fabricating, construction or manufacturing techniques, methodologies or know how, defined as "Confidential Information"). Management Shareholder agrees during his employment and thereafter not to disclose any Confidential Information to any third party, except during the course of employment as may be required for the performance of employment duties. Confidential Information does not include (i) information generally available to the public other than as a result of disclosure by Management Shareholder or (ii) information Management Shareholder receives from a third party source not bound by a confidentiality agreement with the Purchaser or any of the OEDC Parties. If Management Shareholder receives a request or demand for Confidential Information pursuant to a subpoena or order of a competent court or other governmental body, Management Shareholder will notify Purchaser and the OEDC Parties as soon as practicable and, to the extent feasible, accord Purchaser and an opportunity to intervene in such proceedings.

                                   SECTION IV

                                 MISCELLANEOUS

     1. AMENDMENT AND WAIVER. No modification, amendment or waiver of any provision of this Agreement will be effective against the Purchaser or the Management Shareholder, unless such modification, amendment or waiver is approval in writing by the Management Shareholder and his assigns pursuant to Permitted Transfers and the Purchaser and its successors and assigns. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     2. SEVERABILITY. Whenver possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement (other than a provision constituting a material consideration to a party) is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     3. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     4. SUCCESSORS AND ASSIGNS. Except as expressly provided elsewhere herein, this Agreement will bind and inure to the benefit of and be enforceable by the Management Shareholder and his assigns pursuant to Permitted Transfers and by the Purchaser and any successors and Assigns.

     5. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and same instrument.

     6. NOTICES. Any notice provided for in this Agreement will be in writing and will be personally delivered, mailed by first class mail or delivered by facsimile transmission, if to the Management Shareholder, at the address at the Partnership as set forth in the partnership agreement for the Partnership, and if to the Purchaser, at the addres set forth in such partnership agreement, and to any successors and Permitted Assigns of the Purchaser subject to this Agreement at such address or facsimile number as indicated by the Company's records, or at such address or facsimile number or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     7. GOVERNING LAW. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF TEXAS.

     8. SPECIFIC PERFORMANCE. In the event of Management Shareholder's default, Purchaser shall have the right to enforce specific performance of this Agreement without the requirement of pleading or proving the unavailability or inadequacy of any remedy at law. Purchaser shall also have the right to recover damages against Management Shareholder, in addition to or as an alternative, at Purchaser's election to Purchaser's right to enforce specific performance. Management Shareholder shall also be liable to Purchaser for all costs and expenses incurred by Purchaser in enforcing this Agreement and in seeking to enforce specific performance or to recover damages for breach hereof by Management Shareholder, including, but not limited to, reasonable attorneys' fees and all court costs.

     IN WITNESS WHEREOF, the parties hereto have executed this amended Agreement on the 30th day March, 1994.

                                     THE MANAGEMENT SHAREHOLDER

                                     __________________________

                                     THE PURCHASER:

                                     NATURAL GAS PARTNERS, L.P.
                                     By:   G.F.W. Energy, L.P.,
                                           General Partner

                                     By: /s/ R. Gamble Baldwin

                                     Title: General Partner


                                     OEDC PARTNERS, L.P.
                                     By:   OEDC, Inc., General Partner

                                     By: /s/ David B. Strassner
                                         President

                                     OEDC, Inc.

                                     By: /s/ David B. Strassner

                                     Title: President